EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our audit report dated March 24, 2026, with respect to the financial statements of Maywood Acquisition Corp. 2, for the period from inception on June 3, 2025 through December 31, 2025, in this Registration Statement on Form S-1. We also consent to the reference of our firm under the caption “Experts” in this registration statement.

/s/ Sadler, Gibb & Associates, LLC

Draper, UT

March 25, 2026